UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, the Compensation Committee of the Board of Directors of Adaptive Biotechnologies Corporation (the “Company”) determined to begin granting restricted stock units (“RSUs”) to the Company’s executive officers, to be first granted on March 4, 2021 (the “Grant Date”).  Each RSU represent~~s~~ a right to receive one share of the Company’s common stock upon vesting. The RSUs vest in 25% increments on each of the first four anniversaries of the Grant Date.  The RSUs granted to each of the Company’s named executive officers on March 4, 2021 are set forth below.

Name and Principal Position	RSUs Granted (#)
Chad Robins	68,691
Chief Executive Officer

Lance Baldo	22,894
Chief Medical Officer

Harlan Robins	68,691
Chief Scientific Officer

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions of the RSUs, and is subject to and qualified by reference to the full text of the Company’s 2019 Equity Incentive Plan and the form of RSU Award Agreement thereunder, each of which have been filed as Exhibit 10.14 to the Company’s Form 10-K, dated February 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: March 5, 2021	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer